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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the inclusion in this 2001 Annual Report on Form 10-K of Lehman Brothers Inc. (the "Company") of our report dated January 4, 2002.

    We also consent to the incorporation by reference in the Registration Statements and Post Effective Amendments on Form S-3 File Nos. 333-08319 and 333-51913 of the Company, and in the related Prospectuses, of our report dated January 4, 2002, with respect to the consolidated financial statements of the Company included in this Annual Report on Form 10-K for the year ended November 30, 2001.

                                          ERNST & YOUNG LLP

New York, New York
February 28, 2002